EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT
                               (ARLENE LISSNER)

      This Employment Agreement (this "AGREEMENT") is entered into by and between ABRAXAS GROUP, INC., a Delaware corporation ("EMPLOYER"), and ARLENE LISSNER, an individual residing at 144 N. Dithridge ("EMPLOYEE"). CORNELL CORRECTIONS, INC. ("CORNELL") has joined this Agreement for purposes of paragraph 9. below.

      1. EMPLOYMENT; INITIAL TERM. Employee agrees to be employed by Employer, and Employer agrees to employ Employee, to serve as President of Employer and to perform by and on behalf of Employer such services relating to Employer's juvenile correction operations (i) as are typical of a president or an employee in a substantially similar position, and (ii) as may be requested by the Chief Executive Officer of Employer or the board of directors of Cornell from time to time. This Agreement will commence on the date hereof. During the period from the date of this Agreement until September 9, 2000 (the "INITIAL TERM"), Employee's employment hereunder may not be voluntarily terminated by Employer or Employee; provided, however, that Employer can terminate Employee for cause at any time, if any of the following events has occurred:

            (a) Employee willfully and continually, without proper legal cause, has failed or refused to use her best efforts to follow the directions of the Chief Executive Officer or the board of directors of Cornell;

            (b) Employee has been convicted of, or has pleaded guilty or nolo contendere to a charge that she committed, a felony;

            (c) Employee has perpetrated a fraud against, or theft of property of, the Employer or any affiliate of Employer;

            (d) As a result of her negligence or willful misconduct, Employee has violated any applicable federal or state law or regulation and, as a result of such violation, has become, or has caused Employer to become, the subject of any legal action or administrative proceeding or a suspension of any right or privilege, which action, proceeding or suspension could have a material adverse effect on the condition or operations of Employer. In the event Employer makes a determination that Employee has violated any applicable federal or state law or regulation and provides written notification to such effect to Employee and Employee objects in writing to such determination within 10 business days of being notified by Employer, such determination shall be submitted to binding arbitration on an expedited basis which shall be binding on all parties. The losing party in such arbitration shall bear all costs of arbitration, except attorneys fees shall be the obligation of each party separately.

            (e) as a result of her negligence or willful misconduct, Employee has committed any act that causes, or shall knowingly or recklessly fail to take reasonable and appropriate action to prevent, any material adverse effect to the financial condition or business reputation of Employer;

            (f) Employee has violated any of the provisions of this Agreement or the Covenant Not to Compete Agreement with Employer dated of even date herewith; or

            (g) Employee dies or becomes physically or mentally unable to perform her duties hereunder at any time.

      At any time after the Initial Term, Employee's employment hereunder may be voluntarily terminated by Employee or Employer upon 30 days prior written notice by either party to the other, without the payment of severance pay of any kind.

      2. COMPENSATION. Commencing on the date hereof and hereafter during Employee's employment hereunder, Employer shall pay to Employee the compensation specified on EXHIBIT A hereto, which is hereby incorporated herein by reference. Employer shall also reimburse Employee for all authorized expenses incurred or paid by Employee in connection with the performance of Employee's services under this Agreement upon presentation of expense statements or vouchers and such other supporting information as Employer may from time to time require or request.

      3. PERFORMANCE. Employee shall devote her entire business efforts to the performance of her duties hereunder; provided, however, that Employee may engage in personal investment and charitable activities so long as they do not interfere with the performance of her duties hereunder. Employee hereby warrants and represents that her employment, and the performance of her duties as required by this Agreement, do not violate any agreements or relationships existing between Employee and any other person.

      4. INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS. All inventions, innovations, designs, ideas and product developments, developed or conceived by Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during Employee's employment by Employer or during her employment by the Abraxas Group of companies prior to the commencement of the Initial Term and that relate to the business activities of Employer or its affiliates (collectively, the "DEVELOPMENTS") and all of Employee's right, title and interest therein, shall be the exclusive property of Employer. The Employee hereby assigns, transfers and conveys to the Employer all of her right, title and interest in and to any and all such Developments. At any time and from time to time, upon the request of Employer, Employee shall execute and deliver to Employer any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for Employer, are or may be necessary or desirable to document such transfer or to enable Employer to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright.

      5. ASSIGNMENTS. The rights and obligations under this Agreement of Employer and Employee may not be assigned, except that Employer may, at its option, assign one or more of its rights or obligations under this Agreement to any of its subsidiaries or affiliates, or in connection with a transfer of all or substantially all of the assets or stock of Employer or a merger or consolidation of Employer with and into another corporation or other entity; provided, however, any such assignment shall not relieve Employer of its obligations hereunder.

      6. NOTICES. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage pre-paid, return receipt requested, or when sent by Federal Express or other overnight delivery service addressed (i) in the case of the Employer, to the Employer at its principal executive offices, to the attention of the Chairman, and (ii) in the case of the Employee, to the Employee at the Employee's residential address on the records of the Employer at that time.

      7. REMEDIES; GOVERNING LAW. Employee and Employer acknowledge that damages are inadequate remedy at law for the breach of the terms hereof and, accordingly, Employer is hereby granted and shall have the right of injunction (any requirements for posting of bonds for injunction are hereby expressly waived) and such other and further relief, both in law and in equity, as Employer may be entitled to receive under the laws of the State of Texas, in the event Employee breaches or threatens to breach any of the covenants or agreements contained herein. In the event any provisions hereof shall be modified or held ineffective by any Court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof, and the provisions hereof shall be enforced to the maximum extent allowed by law. This Agreement shall be governed by the laws of the State of Texas.

      8. MISCELLANEOUS. The parties hereto have read the terms and conditions of this Agreement before signing the same, and hereby agree that no statement, agreement or understanding, whether oral or written, not contained herein will be recognized or enforced. This Agreement may not be amended except by a written agreement executed by Employer or Employee which makes specific reference to this Agreement.

      9. CORNELL GUARANTY. Cornell hereby guarantees the performance of Employer's obligations under this Agreement.

      IN WITNESS WHEREOF, the undersigned have set their hands this 9th day of September, 1997.

                                    ABRAXAS GROUP, INC.,
                                    a Delaware corporation

                                    By: /s/ STEVEN W. LOGAN
                                    Name:   Steven W. Logan
                                    Title:  Secretary and Treasurer

                                                                    "Employer"


                                    /s/ ARLENE LISSNER
                                    Arlene Lissner

                                                                    "Employee"

                                    CORNELL CORRECTIONS, INC.

                                    By: /s/ STEVEN W. LOGAN
                                    Name:   Steven W. Logan
                                    Title:  Chief Financial Officer,
                                            Secretary and Treasurer

                                   EXHIBIT A


(1) Employer shall pay to Employee a salary of $125,000 per annum, payable in accordance with Employer's customary payroll practices which amount shall be subject to annual review and salary increases if deemed appropriate by Employer.

(2) Employee shall participate in all retirement plans and group health, accident and life insurance plans sponsored by Employer on the same terms that Employer provides such benefits to its executive officers generally. Employer agrees to allow Employee four weeks paid vacation at such time as is mutually satisfactory between Employer and Employee.

(3) Employer shall grant an option to purchase 10,000 shares of the common stock of Cornell Corrections, Inc., having an exercise price equal to 50% of the fair market value of Cornell Corrections, Inc. common stock on the date hereof.